SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release (the "Agreement") is entered into on January 12, 2000 by and between IGO CORPORATION (the "Company"), and ROBERT BAUER ("Employee").

         WHEREAS, Employee has been employed by the Company; and

         WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from claims arising from or related to the employment relationship to the extent set forth herein;

         NOW, THEREFORE, the parties agree as follows:

         1. TERMINATION. The Company and Employee acknowledge and agree that Employee's employment with the Company terminated effective December 30, 1999 (the "Termination Date").

         2. CONSIDERATION. In consideration for the release of claims set forth below and other obligations under this Agreement, the Company shall pay Employee on the Effective Date of this Agreement (as set forth in Section 17 below), a one-time, lump-sum payment equal to six (6) months' base salary (a total of $70,000) (less applicable tax withholding). Employee will not be entitled to receive any other severance or bonus payments from the Company.

         3. STOCK OPTION VESTING. During the course of Employee's employment with the Company, Employee was granted a stock option to purchase shares of the Company's Common Stock under the Company's 1996 Stock Option Plan, which option is subject to repurchase rights in the Company's favor. The Company hereby agrees to waive such repurchase rights with respect to 60,000 of the shares of the Company's Common Stock subject to such stock option, and Employee shall have the right to purchase the said 60,000 shares at the exercise price. The exercise price on Employee's option is $0.20 per share. Employee must exercise such option, if at all, within sixty (60) days of the Termination Date.

         4. BENEFITS.

            (a) Employee's right to receive the Company's standard insurance benefits and to participate in other Company benefit programs shall terminate on the six-month anniversary of the Termination Date. To the extent necessary to extend coverage over such period, the Company will pay Employee's COBRA premiums during such period.

            (b) Following the six-month anniversary of the Termination Date, Employee shall have only those rights to continued coverage that may be provided by applicable law (i.e. rights to maintain coverage for the remainder of the one-year period following termination under COBRA) or as may be otherwise specifically provided for in the Company's existing insurance coverage.

            (c) Promptly following execution of this Agreement, Employee shall be paid for four (4) weeks of accrued vacation less any vacation time already used by Employee through and including the Termination Date, along with any accrued but unpaid salary through the Termination Date.



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            (d) The Company shall reimburse Employee for a maximum real estate sales commission of three percent (3%) which is directly related to the sale of the unimproved real property owned by Employee in Reno, Nevada. The Company also shall reimburse Employee for his actual moving and relocation expenses in an amount not to exceed $1,000.

         5. RELEASE OF CLAIMS. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns from any claim, duty, obligation or cause of action relating to any matters of any kind, whether known or unknown, suspected or unsuspected, that either of them may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation:

            (a) any and all claims relating to or arising from Employee's employment relationship with the Company and termination of that relationship;

            (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

            (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

            (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, and the Age Discrimination in Employment Act of 1967;

            (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

            (f) any and all claims for attorneys' fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. NOTWITHSTANDING THE FOREGOING, THIS RELEASE DOES NOT EXTEND TO ANY OBLIGATIONS INCURRED UNDER THIS AGREEMENT OR TO BREACHES OF THIS AGREEMENT OR THE EMPLOYEE'S SIGNED EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT ATTACHED AS EXHIBIT A HERETO, THAT MAY ARISE AFTER THE TERMINATION DATE.



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         6. CONFIDENTIALITY. The parties agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement. Notwithstanding the foregoing, the Employee shall be permitted to discuss the provisions of this Agreement in confidence with his attorneys, accountants, tax advisors and spouse.

         7. NONSOLICITATION; NONCOMPETITION. Employee agrees that until one year after termination of Employee's employment with the Company, he will not directly or indirectly solicit or attempt to solicit any person employed by the Company to terminate or otherwise cease his or his employment with the Company or interfere in any manner with the employment relationship between the Company and any employee of the Company. Furthermore, Employee agrees that for a period of one year following the termination of Employee's employment with the Company, he will not, on his own behalf or on behalf of another entity or business, directly or indirectly compete with the Company in the marketing or distribution of model-specific accessories for mobile electronic devices.

         8. NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company as provided by the separate Employment, Confidential Information, Invention Assignment, and Arbitration Agreement previously entered into between the Company and the Employee, a copy of which is attached hereto as EXHIBIT A. Employee agrees that at all times hereafter, Employee shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property rights of the Company, until after such time as such information has become publicly known otherwise than by act or collusion of Employee. Employee further agrees that he will immediately return all the Company's property and confidential and proprietary information in his possession to the Company.

         9. BREACH OF THIS AGREEMENT. Employee acknowledges that upon breach of the non- solicitation and confidential and proprietary information provisions contained in Sections 7 and 8 of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Employee agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining Employee from committing or continuing any such violation of this Agreement.

         10. NON-DISPARAGEMENT. Each party agrees to refrain from any disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

         11. NO RELIANCE. Each party represents that it has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party which are not specifically set forth in this Agreement.

         12. COSTS. The Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with this Agreement.


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         13. SEVERABILITY. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby, and that provision shall be reformed, construed and enforced to the maximum extent permissible, provided that this Agreement shall not then substantially deprive either party of the initially bargained-for performance of the other party. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

         14. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company, other than the Employment, Confidential Information, Invention Assignment, and Arbitration Agreement described in Section 8, a copy of which is attached hereto as Exhibit A.

         15. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Employee and the President of the Company.

         16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada.

         17. EFFECTIVE DATE. THIS AGREEMENT SHALL BE EFFECTIVE ON THE LATER OF THE DATE FIRST WRITTEN ABOVE OR SEVEN DAYS AFTER IT HAS BEEN EXECUTED BY BOTH PARTIES.

         18. COUNTERPARTS AND FACSIMILE SIGNATURE(S). This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered originally by facsimile, with an original to follow.

         19. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

            (a) They have read this Agreement;

            (b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

            (d) They are fully aware of the legal and binding effect of this Agreement.


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         20. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Employee
acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") as amended by the Older Workers Benefit Protection Act, and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the effective date of this Agreement. Employee acknowledges that the consideration given for this Agreement is in addition to anything of value to which Employee was already entitled (except that the severance payment described herein shall replace any other severance payment to which Employee was entitled). Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.

IGO CORPORATION                             EMPLOYEE:


By:   /s/ Mick Delargy                       /s/ Robert Bauer
      ------------------------------         -----------------------------------
                                                 Robert Bauer

Title:           CFO                             Dated: January 12, 2000
      ------------------------------

Dated: January 12, 2000


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